UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 16, 2018

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Innovation Way, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 7.01. Regulation FD Disclosure.

On April 16, 2018, The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) and Bridgestone Americas, Inc. (“Bridgestone”) announced an agreement to form a 50/50 joint venture that will combine Goodyear’s company-owned wholesale distribution business (the “COWD business”) and Bridgestone’s tire wholesale warehouse business (the “TWW business”) to create TireHub, LLC (“TireHub”), a new national tire distributor in the United States. Both Goodyear and Bridgestone have agreed to contribute their legacy company-owned distribution businesses to TireHub. No cash will be exchanged between the parties as part of this transaction. The total estimated fair value of the joint venture is expected to be approximately $600 million. The transaction is expected to close in June 2018, subject to customary closing conditions and regulatory approvals. The Company will record its portion of the fair value of TireHub as an equity investment on its consolidated balance sheet.

The estimated total start-up costs related to TireHub are approximately $40 million and will be shared equally between Goodyear and Bridgestone. These costs are primarily related to information technology infrastructure, initial staffing requirements, and other administrative costs. The Company expects to record the majority of its share of these start-up costs in other income and expense during the first and second quarters of 2018 and expects to treat these costs as significant non-recurring items when calculating adjusted earnings per share, a non-GAAP financial measure frequently used by the Company.

Initially, the Company expects TireHub sales to include the existing volume from the COWD business and the TWW business of approximately 10 million units annually, which will be facilitated by more than 80 distribution and warehouse locations throughout the United States. In addition, the Company intends to reposition certain existing third-party sales volume to TireHub beginning during the second quarter of 2018.

In conjunction with the ramp up of TireHub’s operations, the Company plans to also reposition certain other existing third-party sales volume to its aligned regional distributors to maximize its geographic reach and customer service capabilities.

In total, the Company expects to transition volume representing approximately 10 million units of annual sales beginning during the second quarter of 2018. Given the temporary disruption associated with the start-up of TireHub, the Company expects a near-term reduction in volume of up to 1.5 million units in 2018. Excluding the impact of this transition of volume, the Company continues to expect $1.8 to $1.9 billion in segment operating income in 2018.

The Company expects this transaction will be accretive to earnings beginning in 2019, and anticipates growing its volume with TireHub over the next several years. This transaction is expected to generate an incremental $80 million to $100 million in annual segment operating income in 2019 and 2020, when compared with 2018, which includes the benefit of a recovery of the transition volume. The Company continues to expect its 2020 segment operating income to range between $2.0 and $2.4 billion. The Company’s share of TireHub’s net income (loss) will be recorded in the Americas region’s segment operating income.

Safe Harbor Statement

Certain information contained in this Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected impact of forming TireHub on the Company. There are a variety of factors, many of which are beyond the control of the Company or TireHub, which could affect their respective operations, performance, business strategy and results and could cause their respective actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s other filings with the Securities and Exchange Commission. In addition, any forward-looking statements are based on estimates, projections and assumptions as of the date hereof and should not be relied upon as representing those estimates, projections and assumptions as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

Use of Forward-Looking Non-GAAP Financial Measures

This Form 8-K includes forward-looking Total Segment Operating Income, which is an important financial measure for the Company but is not a financial measure defined by U.S. GAAP, and should not be construed as an alternative to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income is useful because it represents the aggregate value of income created by the Company’s SBUs and excludes items not directly related to the SBUs for performance evaluation purposes.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measure presented herein may not be comparable to such similarly-titled measures reported by other companies.

The Company is unable to present a quantitative reconciliation of forward-looking Total Segment Operating Income to the most directly comparable U.S. GAAP financial measure, Goodyear Net Income, because management cannot reliably predict all of the necessary components of Goodyear Net Income without unreasonable effort. Goodyear Net Income includes several significant items that are not included in Total Segment Operating Income, such as rationalization charges, other (income) expense, pension curtailments and settlements, and income taxes. The decisions and events that typically lead to the recognition of these and other similar non-GAAP adjustments, such as a decision to exit part of the Company’s business, acquisitions and dispositions, foreign currency exchange gains and losses, financing fees, actions taken to manage the Company’s pension liabilities, and the recording or release of tax valuation allowances, are inherently unpredictable as to if or when they may occur. The inability to provide a reconciliation is due to that unpredictability and the related difficulty in assessing the potential financial impact of the non-GAAP adjustments. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to the Company’s future financial results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

April 16, 2018	By:	Laura K. Thompson

Name: Laura K. Thompson
Title: Executive Vice President and Chief Financial Officer